HERSHA HOSPITALITY TRUST
510 Walnut Street | 9th Floor
Philadelphia | PA | 19106
p. 215.238.1046 | f. 215.238.0157
hersha.com
HERSHA HOSPITALITY TRUST ANNOUNCES
FULL YEAR AND FOURTH QUARTER 2020 RESULTS
- Fourth-Quarter 2020 COVID-19 Impact Loss of $1.16 Per Share -
- Successfully Amends Senior Credit Facility -
- Covenant Waivers Extended Through March 31, 2022 -
- Closed $200 Million Unsecured Notes Placement -
- Binding Sales Agreements on Six Hotels Totaling $216 Million -
- Company Realized Positive Portfolio Level EBITDA in January -

Philadelphia, PA, February 23, 2021 -- Hersha Hospitality Trust (NYSE: HT) (“Hersha,” “Company,” “we” or “our”), owner of high-quality hotels in urban gateway markets and regional resort destinations, today announced results for the full year and fourth quarter ended December 31, 2020.

Fourth Quarter 2020 Financial Results

Net loss applicable to common shareholders was approximately ($190.5 million), or ($4.93) per diluted common share, in 2020, compared to net loss applicable to common shareholders of approximately ($27.8 million), or ($0.74) per diluted common share, in 2019. Net loss applicable to common shareholders was ($44.8 million), or ($1.16) per diluted common share, in the fourth quarter 2020, compared to net loss applicable to common shareholders of approximately ($9.3 million), or ($0.24) per diluted common share, in fourth quarter 2019. The decrease in full year and fourth quarter 2020 net income and net income per diluted common share was due to the ongoing COVID-19 pandemic and its impact on the hospitality industry.

AFFO in the fourth quarter 2020 decreased to ($10.1 million), compared to $21.9 million in the fourth quarter 2019. AFFO per diluted common share and OP Unit in the fourth quarter 2020 was ($0.23). Fourth quarter 2020 AFFO results were positively impacted by $8.1 million in business interruption proceeds related to Hurricane Irma’s impact on our South Florida portfolio. An explanation of certain non-GAAP financial measures used in this press release, including, among others, AFFO, as well as reconciliations of those non-GAAP financial measures, to GAAP net income, is included at the end of this press release.

Mr. Jay H. Shah, Hersha’s Chief Executive Officer, stated, “As we move forward from the extraordinary challenges our industry encountered last year, we remain confident that our purpose-built portfolio of high-quality, recently renovated, transient hotels, gives us the ability to outperform through the recovery. One of the silver linings of 2020 was our franchise model and close collaborative relationship with our operating partners, which gave us ample autonomy and control to make material changes to our operating model to preserve cash. In addition to creating sustainable cost savings in our expense structure, our operating model enabled us to reopen every one of our wholly owned hotels by the end of last year. Our operating results in January provide credible signs that the resumption in travel demand has begun as leisure bookings accelerated across the portfolio and property-level cash flow turned positive for the first time since March of last year.”

Mr. Shah continued, “Last week, we announced several strategic steps to provide us with near and medium-term financial flexibility. Our announced asset sales and our unsecured notes facility with affiliates of the Merchant Banking business of The Goldman Sachs Group, Inc. (“GS Purchasers”) allows us to simultaneously pay down our 2021 term loan, amend the Revolving Credit Facility agreement, and extend the covenant waiver holiday through March 31, 2022. Our bespoke solution with the GS Purchasers in conjunction with our selling certain older, more mature assets from our various clusters, addresses our financing and liquidity needs with no equity dilution. Our successful sales of these hotels at attractive pricing completes our asset sales strategy and highlights the liquidity and inherent real estate value of our portfolio.

Mr. Shah concluded, “During the disruption from these historic times, we took the opportunity to zero-base budget our assets, dispose of lower growth, higher cost hotels to reduce leverage, equitize the portfolio with non-dilutive, highly flexible near-term financing, and successfully amend our revolving credit facility. We begin 2021 on stronger footing with a keen focus on operational performance as demand returns, and accretive opportunities that will emerge in the recovery.”

Strategic Capital Commitment

The Company closed on the previously announced unsecured notes placement with West Street Strategic Solutions Fund I, L.P. and Broad Street Credit Holdings LLC, each of which is an affiliate of the Merchant Banking business of The Goldman Sachs Group, Inc. (“GS Purchasers”). The unsecured notes facility the Company entered into with the GS Purchasers provides an initial $150 million draw at closing and an incremental $50 million delayed draw that can be drawn at the Company’s discretion in minimum installments of $25 million at any point on or prior to September 30, 2021.

Asset Sales

Year to-date 2021, the Company has completed the sale of or entered into binding sales contracts on four consolidated hotels for a total sale price of $178.5 million, before customary closing costs:

•The 245-room Courtyard Downtown San Diego, CA
•The 140-room Residence Inn in Coconut Grove, FL
•The 153-room Capitol Hill Hotel in Washington, DC
•The 112-room Holiday Inn Express in Cambridge, MA

These binding contracts, in addition to the previously announced sales of the Duane Street Hotel and Sheraton Wilmington, will generate net proceeds totaling $191.0 million, before customary closing costs. In conjunction with the proceeds from the committed GS Purchasers notes facility the Company will utilize portions of the Asset Sales proceeds to satisfy its 2021 Term Loan.

The sale of the Sheraton Wilmington closed on December 1, 2020, while the sale of the Courtyard Downtown San Diego closed on February 19, 2021. The sales of the Residence Inn Coconut Grove, Capitol Hill Hotel, and Holiday Inn Express Cambridge are forecasted to close by the end of the first quarter 2021, while the sale of the Duane Street Hotel is expected to close in the second quarter 2021.

Credit Facility Amendment

In conjunction with the aforementioned asset sales and the unsecured notes facility from the GS Purchasers, the Company successfully amended its revolving credit facility and term loan agreements with its banking group. The amendment eliminates all term loan maturities until August 2022 and waives all financial covenants through March 31, 2022.

Fourth Quarter 2020 Operating Results

The Company had 36 comparable hotels fully open and operational throughout the fourth-quarter, which generated 33.0% occupancy and an average daily rate of $157.06. The Sanctuary Beach Resort was our best performing asset during the fourth quarter, ending the period with an occupancy of 56.4% and an absolute ADR of $463.43, an increase of 45.4% versus fourth quarter 2019. Our open New York City hotels, which constitutes the 5 boroughs, generated 39.7% occupancy during the fourth quarter, highlighted by our select-service offerings in the JFK sub-market and our Nu Hotel in Brooklyn which ended the quarter with 45.7% occupancy.

Cash Burn and Breakeven Levels

Total property level cash loss during the fourth quarter was $5.9 million and total corporate level cash loss was $19.2 million, 6.5% better than forecasted at the beginning of the quarter. Monthly cash burn rates for January were better than expected as the portfolio generated positive EBITDA, eliminating the property level cash loss and resulting in corporate level cash loss of $4.3 million, the Company’s lowest corporate cash burn since the onset of the pandemic.

Based upon performance over the past three quarters and aggressive cost control measures, the Company’s forecasted property-level breakeven is expected to occur at 35-40% occupancy with RevPAR losses approximating 60% from 2019 levels. At the corporate level, the Company’s breakeven occupancy is expected to be 55-60% with RevPAR losses approximating 40% from 2019 levels.

Financing

The Company completed the full year and fourth quarter 2020 with approximately $23.6 million of cash & cash equivalents and deposits. As of February 1, 2021, the Company had drawn $138 million of its $250 million Senior Revolving Line of Credit. The Company’s pro forma consolidated debt has a weighted average interest rate of approximately 4.54% and a weighted average life-to-maturity of approximately 3.6 years.

Full-Year 2021 Outlook

Due to the uncertainty surrounding the lodging industry stemming from the COVID-19 pandemic, the Company will forego providing full-year 2021 guidance at this time.

Fourth Quarter 2020 Conference Call

The Company will host a conference call to discuss these results at 8:00 AM Eastern Time on Wednesday, February 24, 2021. Hosting the call will be Mr. Jay H. Shah, Chief Executive Officer, Mr. Neil H. Shah, President and Chief Operating Officer, and Mr. Ashish Parikh, Chief Financial Officer.

A live audio webcast of the conference call will be available on the Company’s website at www.hersha.com. The conference call can be accessed by dialing 1-888-317-6003 or 1-412-317-6061 for international participants and entering the passcode 2142150 approximately 10 minutes in advance of the call. A replay of the call will be available from 10:00 AM Eastern Time on Wednesday, February 24, 2021 through 11:59 PM Eastern Time on Tuesday, March 23, 2021. The replay can be accessed by dialing 1-877-344-7529 or 1-412-317-0088 for international participants. The passcode for the replay is 10150829. A replay of the webcast will be available on the Company’s website for a limited time.

About Hersha Hospitality Trust

Hersha Hospitality Trust (HT) is a self-advised real estate investment trust in the hospitality sector, which owns and operates high-quality hotels in urban gateway markets and regional resort destinations. The Company's 40 hotels totaling 6,250 rooms are located in New York, Washington, DC, Boston, Philadelphia, South Florida and select markets on the West Coast. The Company's common shares are traded on The New York Stock Exchange under the ticker “HT.”

Non-GAAP Financial Measures and Key Performance Metrics

Common key performance metrics utilized by the lodging industry are occupancy, average daily rate ("ADR"), and revenue per available room ("RevPAR"). Occupancy is calculated as the percentage total rooms sold compared to rooms available to be sold, while ADR measures the average rate earned per occupied room, calculate as total room revenue divided by total rooms sold. RevPAR is a derivative of these two metrics which shows the total room revenue earned per room available to be sold. Management uses these metrics in comparison to other hotels in our self-defined competitive peer set within proximity to each of our hotel properties.

An explanation of Funds from Operations (“FFO”), AFFO, Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), EBITDAre, Adjusted EBITDA and Hotel EBITDA, as well as reconciliations of such non-GAAP financial measures to the most directly comparable U.S. GAAP measures, is included at the end of this release.

Cautionary Statements Regarding Forward Looking Statements

Certain matters within this press release are discussed using “forward-looking statements,” including those with regard to the potential future impact of COVID-19, within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. One of the most significant factors is the ongoing impact of the current outbreak of COVID-19 on the United States, regional and global economies, the broader financial markets, the Company’s customers and employees, governmental responses thereto and the operation changes the Company has and may implement in response thereto. The current outbreak of COVID-19 has also impacted, and is likely to continue to impact, directly or indirectly, many of the other important factors below. These forward-looking statements may include statements related to, among other things: assumptions regarding the impact to international and domestic business and leisure travel pertaining to any pandemic or outbreak of disease, including COVID-19, the uncertainty and economic impact of pandemics, epidemics or other public health emergencies or fear of such events, such as the recent outbreak of COVID-19, the impact of and changes to various government programs, including in response to COVID-19, the timing of the development of any effective cure or treatment for COVID-19, the Company’s access to capital on the terms and timing the Company expects, the restoration of public confidence in domestic and international travel, permanent structural changes in demand for conference centers by business and leisure clientele, the Company’s ability to dispose of selected hotel properties on the terms and timing the Company expects, if at all, economic growth, labor markets, real estate values, lodging fundamentals, corporate travel, and the economic vibrancy of our target markets, the Company’s ability to grow operating cash flow, the Company’s ability to forecast breakeven levels and cash burn accurately, the Company’s ability to match or outperform its competitors’ performance, the ability of the Company’s hotels to achieve stabilized or projected revenue, cap rates or EBITDA multiples consistent with our expectations, the stability of the lodging industry and the markets in which the Company’s hotel properties are located, the Company’s ability to generate internal and external growth, and the Company’s ability to increase margins, including hotel EBITDA margins. Certain statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company’s current beliefs as to the outcome and timing of future events. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” and words of similar import. Such forward-looking statements relate to future events, the Company’s plans, strategies, prospects and future financial performance, and involve known and unknown risks that are difficult to predict, uncertainties and other factors which may cause the Company’s actual results, performance or achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement, including with respect to the disposition of hotel properties, the amendments to the Company’s revolving credit facility and term loan agreements and the placement of unsecured notes with the GS Purchasers. There can be no assurance that the disposition of hotel properties, the amendments to the Company’s revolving credit facility and term loan agreements or the placement of unsecured notes with the GS Purchasers will be consummated on the terms and timing expected, if at all. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. The Company’s actual results and financial condition may differ materially from those indicated in the forward-looking statements contained in this press release. Therefore, you should not rely on any of these forward-looking statements. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed by the Company with the Securities and Exchange Commission (“SEC”) and other documents filed by the Company with the SEC from time to time. All information provided in this press release, unless otherwise stated, is as of February 23, 2021, and the Company undertakes no duty to update this information unless required by law.

HERSHA HOSPITALITY TRUST
Balance Sheet (unaudited)
(in thousands, except shares and per share amounts)

	December 31, 2020	December 31, 2019
Assets:
Investment in Hotel Properties, Net of Accumulated Depreciation	$1,784,838	$1,975,973
Investment in Unconsolidated Joint Ventures	6,633	8,446
Cash and Cash Equivalents	16,637	27,012
Escrow Deposits	6,970	9,973
Hotel Accounts Receivable	5,690	9,213
Due from Related Parties	2,641	6,113
Intangible Assets, Net of Accumulated Amortization of $6,840 and $6,545	1,739	2,137
Right of Use Asset	44,126	45,384
Other Assets	15,494	38,177
Hotel Assets Held for Sale	96,220	—
Total Assets	$1,980,988	$2,122,428

Liabilities and Equity:
Line of Credit	$133,053	$48,000
Term Loan, Net of Unamortized Deferred Financing Costs	681,744	697,183
Unsecured Notes Payable, Net of Unamortized Deferred Financing Costs	50,789	50,736
Mortgages Payable, Net of Unamortized Premium and Unamortized Deferred Financing Costs	330,848	332,280
Lease Liabilities	53,852	54,548
Accounts Payable, Accrued Expenses and Other Liabilities	58,453	47,626
Dividends and Distributions Payable	—	17,058
Total Liabilities	$1,308,739	$1,247,431

Redeemable Noncontrolling Interest - Consolidated Joint Venture	$—	$3,196

Equity:
Shareholders' Equity:
Preferred Shares: $.01 Par Value, 29,000,000 Shares Authorized, 3,000,000 Series C, 7,701,700 Series D and 4,001,514 Series E Shares Issued and Outstanding at December 31, 2020 and December 31, 2019, with Liquidation Preferences of $25 Per Share	$147	$147
Common Shares: Class A, $0.01 Par Value, 104,000,000 Shares Authorized at December 31, 2020 and December 31, 2019; 38,843,482 and 38,652,650 Shares Issued and Outstanding at December 31, 2020 and December 31, 2019, respectively	389	387
Common Shares: Class B, $0.01 Par Value, 1,000,000 Shares Authorized, None Issued and Outstanding at December 31, 2020 and December 31, 2019	—	—
Accumulated Other Comprehensive (Loss) Income	(19,275)	1,010
Additional Paid-in Capital	1,150,985	1,144,808
Distributions in Excess of Net Income	(509,243)	(338,695)
Total Shareholders' Equity	623,003	807,657

Noncontrolling Interests - Common Units and LTIP Units	49,246	64,144

Total Equity	672,249	871,801

Total Liabilities and Equity	$1,980,988	$2,122,428

HERSHA HOSPITALITY TRUST
Summary Results (unaudited)
(in thousands, except shares and per share data)
	Three Months Ended		Year Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Revenues:
Hotel Operating Revenues:
Room	$28,492	$105,324	$142,260	$424,698
Food & Beverage	2,766	17,028	15,418	65,379
Other Operating Revenues	4,114	10,241	18,765	39,591
Total Hotel Operating Revenues	35,372	132,593	176,443	529,668
Other Revenue	(36)	78	217	292
Total Revenues	35,336	132,671	176,660	529,960
Operating Expenses:
Hotel Operating Expenses:
Room	8,637	23,385	38,787	93,488
Food & Beverage	2,513	13,393	16,199	52,820
Other Operating Revenues	17,464	42,856	85,270	171,128
Total Hotel Operating Expenses	28,614	79,634	140,256	317,436
Gain on Insurance Settlements	(8,960)	—	(8,960)	—
Property Losses in Excess of Insurance Recoveries	—	12	—	12
Hotel Ground Rent	1,118	1,129	4,301	4,581
Real Estate and Personal Property Taxes and Property Insurance	10,420	9,490	40,928	38,601
General and Administrative	2,363	3,756	10,590	15,628
Share Based Compensation	3,297	3,362	9,488	10,803
Acquisition and Terminated Transaction Costs	4,419	—	4,419	—
Depreciation and Amortization	24,393	24,345	96,958	96,529
Loss on Impairment of Assets	—	—	1,069	—
Total Operating Expenses	65,664	121,728	299,049	483,590

Operating (Loss) Income	(30,328)	10,943	(122,389)	46,370
Interest Income	—	46	39	253
Interest Expense	(13,441)	(13,047)	(53,279)	(52,205)
Other Income (Expense)	8	(255)	(522)	(584)
Gain on Disposition of Hotel Properties	1,158	—	1,158	—
Loss on Debt Extinguishment	—	(15)	—	(280)
Loss before Results from Unconsolidated Joint Venture Investments and Income Taxes	(42,603)	(2,328)	(174,993)	(6,446)

(Loss) Income from Unconsolidated Joint Venture Investments	(749)	173	(2,938)	691

Loss before Income Taxes	(43,352)	(2,155)	(177,931)	(5,755)
Income Tax Benefit (Expense)	17	(1,876)	(11,329)	(92)
Net Loss	(43,335)	(4,031)	(189,260)	(5,847)
Loss Allocated to Noncontrolling Interests
Common Units	4,626	812	19,698	2,366
Consolidated Joint Venture	—	—	3,217	(188)
Preferred Distributions	(6,044)	(6,043)	(24,176)	(24,174)

Net Loss Applicable to Common Shareholders	$(44,753)	$(9,262)	$(190,521)	$(27,843)

Earnings per Share:
BASIC
Net Loss Applicable to Common Shareholders	$(1.16)	$(0.24)	$(4.93)	$(0.74)
DILUTED
Net Loss Applicable to Common Shareholders	$(1.16)	$(0.24)	$(4.93)	$(0.74)

Weighted Average Common Shares Outstanding:
Basic	38,640,604	38,516,879	38,613,563	38,907,894
Diluted	38,640,604	38,516,879	38,613,563	38,907,894

Non-GAAP Measures

FFO and AFFO

The National Association of Real Estate Investment Trusts (“NAREIT”) developed Funds from Operations (“FFO”) as a non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. We calculate FFO applicable to common shares and Common Units in accordance with the December 2018 Financial Standards White Paper of NAREIT, which we refer to as the White Paper. The White Paper defines FFO as net income (loss) (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by an entity. Our interpretation of the NAREIT definition is that non-controlling interest in net income (loss) should be added back to (deducted from) net income (loss) as part of reconciling net income (loss) to FFO. Our FFO computation may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do.

The GAAP measure that we believe to be most directly comparable to FFO, net income (loss) applicable to common shareholders, includes loss from the impairment of certain depreciable assets, our investment in unconsolidated joint ventures and land, depreciation and amortization expenses, gains or losses on property sales, non-controlling interest and preferred dividends. In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from our property operations. We determined that the loss from the impairment of certain depreciable assets, including investments in unconsolidated joint ventures and land, was driven by a measurable decrease in the fair value of certain hotel properties and other assets as determined by our analysis of those assets in accordance with applicable GAAP. As such, these impairments have been eliminated from net income (loss) to determine FFO.

Hersha also presents Adjusted Funds from Operations (AFFO), which reflects FFO in accordance with the NAREIT definition further adjusted by:

•deducting or adding back income tax benefit or expense;
•adding back non-cash share-based compensation expense;
•adding back acquisition and terminated transaction expenses;
•adding back contingent considerations;
•adding back amortization of discounts, premiums, and deferred financing costs;
•adding back amortization of amended interest rate swap liability;
•adding back write-offs of deferred financing costs on debt extinguishment, both for consolidated and unconsolidated properties;
•adding back straight-line amortization of ground lease expense and prior period tax assessment expenses; and
•adding back state and local tax expense related to prior period assessment.

FFO and AFFO do not represent cash flows from operating activities in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company’s performance or to cash flow as a measure of liquidity or ability to make distributions. We consider FFO and AFFO to be meaningful, additional measures of our operating performance because they exclude the effects of the assumption that the value of real estate assets diminishes predictably over time, and because they are widely used by industry analysts as performance measures. We evaluate our performance by reviewing AFFO, in addition to FFO, because we believe that adjusting FFO to exclude certain recurring and non-recurring items as described above provides useful supplemental information regarding our ongoing operating performance and that the presentation of AFFO, when combined with the primary GAAP presentation of net income (loss), more completely describes our operating performance. We show both FFO from consolidated hotel operations and FFO from unconsolidated joint ventures because we believe it is meaningful for the investor to understand the relative contributions from our consolidated and unconsolidated hotels. The display of both FFO from consolidated hotels and FFO from unconsolidated joint ventures allows for a detailed analysis of the operating performance of our hotel portfolio by management and investors. We present FFO and AFFO applicable to common shares and OP Units because our OP Units are redeemable for common shares. We believe it is meaningful for the investor to understand FFO and AFFO applicable to all common shares and OP Units. In addition, based on guidance provided by NAREIT, we have eliminated loss from the impairment of certain depreciable assets, including investments in unconsolidated joint ventures and land, from net (income) loss to arrive at FFO in each year presented.

The following table reconciles FFO and AFFO for the periods presented to the most directly comparable GAAP measure, net income (loss) applicable to common shares, for the same periods:

HERSHA HOSPITALITY TRUST
Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)
(in thousands, except shares and per share data)

	Three Months Ended		Year Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019

Net loss applicable to common shares	$(44,753)	$(9,262)	$(190,521)	$(27,843)
Loss allocated to noncontrolling interest	(4,626)	(812)	(22,915)	(2,178)
Loss (Income) from unconsolidated joint ventures	749	(173)	2,938	(691)
Gain on disposition of hotel properties	(1,158)	—	(1,158)	—
Loss from impairment of depreciable assets	—	—	1,069	—
Depreciation and amortization	24,393	24,345	96,958	96,529
Funds from consolidated hotel operations applicable to common shares and Partnership units	(25,395)	14,098	(113,629)	65,817

(Loss) Income from unconsolidated joint venture investments	(749)	173	(2,938)	691
Unrecognized pro rata interest in loss of unconsolidated joint venture	(500)	(583)	(1,416)	(4,247)
Depreciation and amortization of difference between purchase price and historical cost	20	23	83	96
Interest in depreciation and amortization of unconsolidated joint ventures	619	1,355	1,828	5,234
Funds from unconsolidated joint venture operations applicable to common shares and Partnership units	(610)	968	(2,443)	1,774

Funds from Operations applicable to common shares and Partnership units	(26,005)	15,066	(116,072)	67,591
Add:
Income tax (benefit) expense	(17)	1,876	11,329	92
Non-cash share based compensation expense	3,297	3,362	9,488	10,803
Straight-line amortization of lease expense	131	150	564	603
Acquisition and terminated transaction costs	4,419	—	4,419	—
Amortization of discounts, premiums, and deferred financing costs	1,288	441	3,235	1,758
Amortization of amended interest rate swap liability	811	775	4,061	851
Deferred financing costs and debt premium written off in debt extinguishment	—	15	—	280
Interest in amortization and write-off of deferred financing costs of unconsolidated joint ventures	19	202	70	807
Preferred Distributions in arrears	6,044	—	24,176	—
Interest in unconsolidated joint venture write off of prior period receivable and accrual of prior period changes	—	356	—	526
Loss on remediation of damage, excluding impairment of depreciable assets	—	12		12
Operating loss incurred on properties closed	—	118	983	929
State and local tax expense related to reassessment of prior period assessment	(38)	(433)	54	(50)

Adjusted Funds from Operations	$(10,051)	$21,940	$(57,693)	$84,202

AFFO per Diluted Weighted Average Common Shares and Partnership Units Outstanding	$(0.23)	$0.51	$(1.31)	$1.94

Diluted Weighted Average Common Shares and Partnership Units Outstanding	44,361,461	42,974,693	44,066,289	43,390,093

EBITDAre and Adjusted EBITDA

Earnings before interest expense, income taxes, depreciation and amortization (“EBITDA”) is a supplemental measure of our operating performance and facilitates comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital-intensive companies. NAREIT adopted EBITDA for real estate (“EBITDAre”) a measure calculated by adding gains from the disposition of hotel operations, in order to promote an industry-wide measure of REIT operating performance. We also adjust EBITDAre for interest in amortization and write-off of deferred financing costs of our unconsolidated joint ventures, deferred financing costs write-offs in debt extinguishment, non-cash share-based compensation expense, acquisition and terminated transaction costs and net operating loss incurred on non-operation properties to calculate Adjusted EBITDA.

Our EBITDAre and Adjusted EBITDA computation may not be comparable to EBITDAre or Adjusted EBITDA reported by other companies that interpret the definition of EBITDA differently than we do. Management believes Adjusted EBITDA and EBITDAre to be meaningful measures of a REIT's performance because they are widely followed by industry analysts, lenders and investors and that they should be considered along with, but not as an alternative to, GAAP net income (loss) as a measure of the Company's operating performance.

HERSHA HOSPITALITY TRUST
EBITDAre and Adjusted EBITDA
(in thousands)
	Three Months Ended		Year Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Net (loss) income	$(43,335)	$(4,031)	$(189,260)	$(5,847)
Loss (income) from unconsolidated joint ventures	749	(173)	2,938	(691)
Interest expense	13,441	13,047	53,279	52,205
Non-operating interest income	—	(46)	(39)	(253)
Income tax (benefit) expense	(17)	1,876	11,329	92
Depreciation and amortization	24,393	24,345	96,958	96,529
EBITDA from consolidated hotel operations	(4,769)	35,018	(24,795)	142,035
Gain on disposition of hotel properties	(1,158)	—	(1,158)
Loss from impairment of depreciable assets	—	12	1,069	12
EBITDAre from consolidated hotel operations	(5,927)	35,030	(24,884)	142,047
(Loss) income from unconsolidated joint venture investments	(749)	173	(2,938)	691
Unrecognized pro rata interest in loss of unconsolidated joint venture	(500)	(583)	(1,416)	(4,247)
Depreciation and amortization of difference between purchase price and historical cost	20	23	83	96
Adjustment for interest in interest expense, depreciation and amortization of unconsolidated joint ventures	904	3,315	2,721	13,491
EBITDAre from unconsolidated joint venture operations	(325)	2,928	(1,550)	10,031
EBITDAre	(6,252)	37,958	(26,434)	152,078
Non-cash share based compensation expense	3,297	3,362	9,488	10,803
Straight-line amortization of lease expense	131	150	564	603
Acquisition and terminated transaction costs	4,419	—	4,419	—
Deferred financing costs and debt premium written off in debt extinguishment	—	15	—	280
Interest in amortization and write-off of deferred financing costs of unconsolidated joint venture	19	202	70	807
Interest in unconsolidated joint venture write-off of prior period receivable and accrual of prior period charges	—	356	—	526
Operating loss incurred on properties closed due to physical damage	—	118	983	929
State and local tax expense related to reassessment of prior period assessment	(38)	(433)	54	(50)
Adjusted EBITDA	$1,576	$41,728	$(10,856)	$165,976

Hotel EBITDA

Hotel EBITDA is a commonly used measure of performance in the hotel industry for a specific hotel or group of hotels. We believe Hotel EBITDA provides a more complete understanding of the operating results of the individual hotel or group of hotels. We calculate Hotel EBITDA by utilizing the total revenues generated from hotel operations less all operating expenses, property taxes, insurance and management fees, which calculation excludes Company expenses not specific to a hotel, such as corporate overhead. Because Hotel EBITDA is specific to individual hotels or groups of hotels and not to the Company as a whole, it is not directly comparable to any GAAP measure. In addition, our Hotel EBITDA computation may not be comparable to Hotel EBITDA or other similar metrics reported by other companies that interpret the definition of Hotel EBITDA differently than we do. Management believes Hotel EBITDA to be a meaningful measure of performance of a portfolio of hotels because it is followed by industry analysts, lenders and investors and that it should be considered along with, but not as an alternative to, operating income (loss) as reported in our unaudited summary results as a measure of our hotel portfolio’s operating performance.

HERSHA HOSPITALITY TRUST
Hotel EBITDA
(in thousands)
	Three Months Ended		Year Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019

Operating (loss) income	$(30,328)	$10,943	$(122,389)	$46,370
Other revenue	36	(78)	(217)	(292)
Gain on insurance settlement	(8,960)	—	(8,960)	—
Loss from impairment of depreciable assets	—	12	1,069	12
Depreciation and amortization	24,393	24,345	96,958	96,529
General and administrative	2,363	3,756	10,590	15,628
Share based compensation	3,297	3,362	9,488	10,803
Acquisition and terminated transaction costs	4,419	—	4,419	—
Straight-line amortization of ground lease expense	131	150	564	603
Costs accrued for furloughed employees	—	—	893	—
State and local tax expense related to reassessment of prior period assessment	(38)	(433)	54	(50)
Other	(1,018)	177	561	(2,842)

Hotel EBITDA	$(5,705)	$42,234	$(6,970)	$166,761

Supplemental Schedules

The Company has published supplemental earnings schedules in order to provide additional disclosure and financial information for the benefit of the Company’s stakeholders. These can be found in the Investor Relations section and the “SEC Filings and Presentations” page of the Company’s website, www.hersha.com.

Contact:
Ashish Parikh, Chief Financial Officer
Greg Costa, Director of Investor Relations
Phone: 215-238-1046